Exhibit (n)(2)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 7, 2025, relating to the consolidated financial statements of KRE HQ at First LLC and subsidiaries for the year ended December 31, 2024, and to the reference to us under the heading “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

January 26, 2026